Exhibit 10.1

PROMISSORY  NOTE

Borrower:	Tandy Leather Factory, Inc.	Lender:	BOKF, NA dba Bank of Texas
	1900 SE Loop 820		P.O. Box 29775
	Fort Worth, TX 76140		Dallas, TX 75229-9775

	Principal Amoujnt: $6,000,000.00		Date of Note: September 18, 2015

PROMISE TO PAY. Tandy Leather Factory, Inc. ("Borrower") promises to pay to BOKF, NA dba Bank of Texas ("Lender"), or order. in lawful money of the United States of America, the principal amount of Six Million & 00/100 Dollars ($6,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance or maturity, whichever occurs first.

CHOICE OF USERY CEILING AND INTEREST RATE:  The interest rate on this Note has been implemented under the "Quarterly Ceiling" as referred to in Section 303.006 of the Texas Finance Code.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on September 18, 2017. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date. beginning October 18, 2015, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Notwithstanding any other provision of this Note, Lender will not charge interest on any undisbursed loan proceeds. No scheduled payment, whether of principal or interest or both, will be due unless sufficient loan funds have been disbursed by the scheduled payment date to justify the payment.

PAYMENT  INFORMATION.  PAYMENTS  SHOULD  BE REMITTED TO:   BOKF,  NA dba Bank of Texas,  P.O. Box 248818,   Oklahoma  City, OK 76124-8818.  If a payment is made consistent with the written payment instructions provided by Lender and received on a business day by 5:00 pm Central Time, the payment will be applied that day.  If a payment is received on a business day after 5:00 pm , the payment may be applied on the following business day.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes  in an independent  index which is the 1 Month LIBOR Interest Rate which is the ICE Benchmark Administration (ICE) (or the successor thereto if the ICE Benchmark Administration is no longer making a London Interbank Offered Rate available) fixing of London Inter-Bank Offered Rate (LIBOR) based on offered inter-bank deposit rates contributed in accordance with instructions to ICE LIBOR Contributor  Banks  (rounded  upward,  if  necessary,  to  the nearest 1/100 of 1%) for such interest period; provided,  however, that  if the  Index determined  as provided above shall  be less than zero, the  Index shall be deemed to be zero for the purposes of this Note (the "Index").  The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of  this  loan,  Lender  may  designate  a substitute  index  after  notifying  Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each month. Borrower understands that Lender may make loans based on other rates as well. The Index currently  is 0.210% per annum.  Interest prior to maturity on the unpaid principal balance of this Note will be calculated as described in the  "INTEREST  CALCULATION  METHOD"  paragraph using a rate of 1 .850 percentage points over the Index, resulting in an initial rate of 2.060% per annum based on a year of 360 days. NOTICE:  Under no circumstances  will the interest rate on this Note be more than (except for any higher default rate or Post Maturity  Rate shown below)      the lesser of 18.000% per annum or the maximum rate allowed by applicable law. For purposes of this Note, the "maximum rate allowed by applicable law" means the greater of (A) the maximum rate of interest permitted under federal or other law applicable  to the  indebtedness  evidenced by this Note, or  (B)  the "Quarterly  Ceiling"  as referred to in Section 303.006 of the Texas Finance Code.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, and in no event will Borrower ever be required to pay any unearned interest. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued interest.  Rather, early payments will reduce the principal balance due.  Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: BOKF, NA dba Bank of Texas, P.O. Box 248818 Oklahoma City, OK 73124-8818.

LATE CHARGE. It a payment is 15 days or more late, Borrower will be charged 5.000% of the  unpaid  portion of the  regularly  scheduled  payment.

POST MATURITY RATE. The Post Maturity  Rate on this  Note is the  lesser of  (A)  the  maximum rate allowed  by law  or  (Bl  18.000% per  annum based on a year of  360 days.  Borrower  will  pay interest on all sums due after final maturity, whether  by acceleration  or otherwise,  at   that rate.

DEFAULT.  Each of the following shall constitute an event of default ("Event of Default") under this Note:

       Payment Default.  Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply  with or to  perform any other  term, obligation,  covenant or  condition contained  in this  Note or  in  any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower .

Default in Favor of Third Parties. Borrower or any Granter defaults under any  loan, extension  of  credit, security  agreement,  purchase or  sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty,  representation or statement  made or furnished  to  Lender  by Borrower or on  Borrower's  behalf, or made by Guarantor, or any other guarantor, endorser, surety, or  accommodation  party, under this  Note or the  related documents  in connection with the obtaining of the loan evidenced by this Note or any security  document directly  or  indirectly  securing repayment of this Note is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit  of  creditors,  any  type  of  creditor  workout,  or  the commencement  of any proceeding under any bankruptcy or insolvency laws by or against   Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of  Borrower  or by any  governmental  agency  against any  collateral  securing the loan. This includes a garnishment of any of  Borrower's accounts, including deposit accounts,  with Lender.  However, this  Event of  Default shall  not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture  proceeding and if Borrower gives Lender written notice of the creditor or forfeiture  proceeding and deposits with Lender monies or     a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender,  in its sole  discretion,  as  being an adequate  reserve or bond for the dispute.

Execution; Attachment. Any execution or attachment is levied against the Collateral, and such execution or attachment is not set aside, discharged or stayed within thirty  (30) days after the same is   levied.

Change in Zoning or Public Restriction.  Any change in any zoning ordinance or regulation or any other public restriction is enacted, adopted   or implemented, that limits or defines the uses which may be made of the Collateral such that the present or intended use of the Collateral, as specified in the related documents, would be in violation of such zoning ordinance or regulation or public restriction, as changed.

Default Under Other Lien Documents. A default occurs under any other mortgage, deed of trust or security agreement covering all or any portion of the Collateral.

Judgment.  Unless adequately covered by insurance in the opinion of Lender, the entry of a final judgment for the payment of money involving more than one hundred thousand dollars ($100,000.00) against Borrower and the failure by Borrower to discharge the same, or cause it to be discharged, or bonded off to Lender's satisfaction, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered.

Events Affecting Guarantor.   Any  of the  preceding events occurs with respect to any Guarantor, or  any other guarantor, endorser,  surety,    or accommodation party of any of the indebtedness or any  Guarantor, or any  other guarantor, endorser,  surety, or accommodation  party  dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this  Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change.  A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note isimpaired.

Insecurity.  Lender in good faith believes itself  insecure.

Cure Provisions. If any default, other than  a default in payment, is curable  and if Borrower has not been given a notice of a breach of the  same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written  notice to  Borrower  demanding  cure of  such default:   (1)   cures the default within twenty  (20)  days; or   (2)   if the  cure requires more than twenty (20) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably  practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance  under this  Note, all  accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this  Note or  any other  agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount.hen Borrower will pay that amount.

ATTORNEYS' FEES: EXPENSES. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay Lender's reasonable. attorneys' fees. Borrower  also  will  pay  Lender  all  other  amounts  Lender  actually  incurs  as  court  costs,  lawful  fees  for  filing, recording, releasing to any public office any instrument securing this  Note;  the  reasonable  cost  actually  expended  for  repossessing,  storing,  preparing for sale, and selling any security; and fees for  noting  a  lien  on  or  transferring  a  certificate  of  title  to  any  motor  vehicle  offered  as  security  for  this  Note, or  premiums  or  identifiable  charges  received  inconnection with the sale of authoized insurance.

JURY WAIVER.  Lender and Borrower hereby waive the right to any jury trail in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This  Note will be governed by federal  law applicable to Lender  and, to the extent not preempted by federal law, the laws of  the State of Texas without regard to its conflicts of law provisions.       This Note has been accepted by Lender  in the State of Texas.

CHOICE OF VENUE.  If there is a lawsuit, and if the transaction evidenced by this Note occurred in Dallas County, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Dallas County, State of Texas.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with  Lender  (whether  checking, savings, or some other account).  This  includes  all accounts  Borrower  holds jointly  with  someone  else  and  all  accounts  Borrower  may open in the future. However, this does not include any IRA  or  Keogh  accounts,  or  any  trust  accounts  for  which  setoff  would  be  prohibited  by law. Borrower authorizes Lender, to  the  extent  permitted by  applicable  law, to  charge  or  setoff  all sums  owing  on the  indebtedness  against  any  and  all  such accounts.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as  well  as  directions  for  payment  from  Borrower's accounts,  may  be requested  orally  or  in writing  by  Borrower  or  by  an authorized  person.  Lender  may,  but need not, require that  all oral requests  be confirmed in writing.  Borrower agrees to be liable for all sume either  (A)  advanced  in  accordance  with  the  instructions  of  an  authorized person or (B) credited to any of  Borrower's  accounts  with  Lender.  The  unpaid  principal  balance  owing  on  this  Note  at  any  time  may  be  evidenced by endorsements on this Note or by Lender's internal records including daily computer print-outs.   Lender  will  have  no  obligation  to advance funds under  this  Note if:  (A)  Borrower  or  any  guarantor  is  in default  under the  terms  of  this  Note or  any  agreement  that  Borrower  or any guarantor has wuth Lender, icluding any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent;  (C)  any  guarantor  seeks,  claims  or  otherwise  attempts  to  limit,  modify  or  revoke  such  guarantor's  guarantee of this Note  or  any  other  loan with  Lender;  (D)  Borrower  has applied  funds  provided  pursuant  to  this  Note for  purposes  other  than those authorized by Lender; or (E) Lender in good faith believes itself insecure .   This  revolving line of  credit shall not be subject to  Ch. 346 of  the Texas  Finance Code.

FINANCIAL STATEMENTS.  Borrower  agrees  to  provide  Lender with such financial  statements  and other  related information at such frequencies   and  in such detail  as  Lender  may  reasonably request.

EXPENSES. Borrower agrees to pay to Lender on demand the amount of all costs, fees and expenses paid, incurred or charged by Lender in connection with Lender's administration of the Loan, the preparation of documents and instruments related to the Loan, and  the  filing  or recordation of any financing statements, documents  and instruments required for perfection of any collateral.

SUCCESSOR.   Lender  hereunder,  BOKF,  NA dba  Bank of Texas,  is successor  by merger to  Bank of Texas,  N.A.

SUCCESSOR INTERESTS.  The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the  Note.  Borrower does not agree or  intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively  referred to  herein as  "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which  would  in any  way  or event  (including  demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender  would  be permitted to  charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this  loan, and when the principal has been paid in full,  be  refunded to Borrower.  The  right to accelerate  maturity of sums due under this  Note does  not include the right to accelerate any  interest which  has not otherwise  accrued on the date of such acceleration,  and Lender does not intend to charge or collect any  unearned interest in the event     of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the  loan evidenced  by this  Note until  payment in full so that the rate or amount of interest on account of the loan evidenced hereby  does  not exceed the  applicable  usury  ceiling. Lender may delay or forgo enforcing any of its rights or  remedies  under this  Note without  losing them.  Borrower  and any  other  person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand  for  payment, notice of  dishonor,  notice of intent to accelerate the maturity of this  Note, and notice of acceleration of the maturity of this Note.  Upon any change in the terms of this  Note,   and unless otherwise expressly stated in writing, no party who signs this Note,  whether  as  maker,  guarantor,  accommodation  maker  or  endorser, shall be released from liability.  All such parties agree that  Lender  may renew or extend  (repeatedly  and for any  length of time) this  loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone . All such parties also agree that Lender may modify this loan without  the consent  of or  notice to  anyone other  than the party with whom the modification is made.  The obligations  under this Note are joint    and several.

    PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.  BORROWER AGREES TO THE TERMS OF THE NOTE.
    BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THSI PROMISSORY NOTE.

    BORROWER:

    TANDY LEATHER FACTORY, INC.

    By:  /S/ Shannon L. Greene
    Chief Financial Officer of Tandy Leather Factory, Inc.